Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.
Dated: October 22, 2015

POINT72 ASSET MANAGEMENT, L.P.

By:  /s/ Kevin J. O’Connor
Name:  Kevin J. O’Connor
Title:  Authorized Person
POINT72 CAPITAL ADVISORS, INC.
By:  /s/ Kevin J. O’Connor
Name:  Kevin J. O’Connor
Title:  Authorized Person
CUBIST SYSTEMATIC STRATEGIES, LLC

By:  /s/ Kevin J. O’Connor
Name:  Kevin J. O’Connor
Title:  Authorized Person
EVERPOINT ASSET MANAGEMENT, LLC

By:  /s/ Kevin J. O’Connor
Name:  Kevin J. O’Connor
Title:  Authorized Person
STEVEN A. COHEN

By:  /s/ Kevin J. O’Connor
Name:  Kevin J. O’Connor
Title:  Authorized Person